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                                                                    Exhibit 10.2


                               ALLIANCE AGREEMENT

            ALLIANCE AGREEMENT ("Agreement"), dated as of June 23, 1997, by and among LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company ("Loral"), LORAL SPACE & COMMUNICATIONS CORPORATION, a Delaware corporation ("LSC Corp."), LORAL SPACECOM CORPORATION, a Delaware corporation ("Holdings") (Loral, LSC Corp. and Holdings sometimes referred to herein collectively as the "Loral Entities"), SPACE SYSTEMS/LORAL, INC., a Delaware corporation ("SS/L"), AEROSPATIALE SNI, a societe nationale industrielle organized under the laws of France ("Aerospatiale"), ALCATEL ESPACE, a societe anonyme organized under the laws of France ("Alcatel"), and FINMECCANICA S.p.A., a societe par azione organized under the laws of Italy ("Finmeccanica") (Aerospatiale, Alcatel and Finmeccanica collectively the "Strategic Participants").

                              W I T N E S S E T H:

            WHEREAS, SS/L, Aerospatiale, Alcatel, Finmeccanica (through its predecessor in interest), Loral Corporation, a New York corporation ("Old Loral"), and Loral Aerospace Holdings, Inc., a Delaware corporation ("Old Holdings"), executed a certain Stockholders Agreement dated as of April 22, 1991, involving, inter alia, shares of common stock, par value $.10 per share, of SS/L ("Common Stock") (the shares of Common Stock at any time issued by SS/L and any successor thereto being referred to as the "SS/L Shares"); and

            WHEREAS, the aforementioned parties to the Stockholders Agreement dated April 22, 1991 and Deutsche Aerospace AG, a corporation organized under the laws of Germany ("DASA"), and Loral Aerospace Corp., a Delaware corporation ("LAC"), executed Amendment No. 1 to Stockholders Agreement, dated as of November 10, 1992 (such Stockholders Agreement as amended by such Amendment No. 1, hereinafter the "Stockholders Agreement"); and

            WHEREAS, pursuant to a certain Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996, by and among certain parties including Old Loral, Old Holdings, LAC, and Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), on or before April 23, 1996: (i) LAC acted to assign and transfer to Old Holdings all of LAC's right, title and interest in and to SS/L Shares and all of its rights and obligations under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L; (ii) Old Holdings acted to assign and transfer to Old Loral all of Old Holdings' right, title and interest in and to SS/L Shares (including those received from LAC) and all of its rights and obligations under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L (including those received from LAC); (iii) Old Loral acted to transfer all such rights, titles, interests and obligations to Loral; (iv) Loral acted through a series of transactions to transfer to Holdings all rights, titles, interests and obligations Loral received from Old Holdings, including the SS/L Shares and the rights and obligations of Old Holdings and LAC under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L; (v) Old Loral distributed as a dividend to its stockholders 80% of the capital stock of Loral; (vi) Lockheed Martin acquired 20% of the capital stock of Loral; and
(vii) Lockheed Martin acquired


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Old Loral through merger with and into a wholly owned subsidiary corporation of
Lockheed Martin (all such events collectively the "Loral/Lockheed Martin Transaction"); and

            WHEREAS, the parties hereto, together with DASA, are parties to a certain Term Sheet dated as of July 2, 1996 (the "1996 Term Sheet") setting forth certain statements relating to their respective rights and obligations under the Stockholders Agreement and other agreements with respect to SS/L; and

            WHEREAS, DASA has assigned and transferred to Holdings all of its SS/L Shares; and

            WHEREAS, Finmeccanica has assigned and transferred to Loral all of its SS/L Shares pursuant to a "Transaction Agreement," dated March 20, 1997, by and between Loral and Finmeccanica (the "Transaction Agreement"); and

            WHEREAS, Aerospatiale and Alcatel have exchanged their SS/L Shares for consideration from Loral, pursuant to an "Exchange Agreement," dated June 18, 1997, by and among Loral, Aerospatiale and Alcatel (the "Exchange Agreement"); and

            WHEREAS, after giving effect to the aforementioned transactions and as of the date hereof, Loral and Holdings own all outstanding SS/L Shares; and

            WHEREAS, in light of the foregoing and their continued common interest in the operation of SS/L and in order to maintain and extend their strategic cooperation with respect thereto, the parties hereto desire to modify their respective rights and obligations by entering into this Alliance Agreement which shall replace the Stockholders Agreement, and by executing this day Amendment No. 2 to the Operational Agreement, dated this date, amending the Operational Agreement, dated April 22, 1991, by and among SS/L, Loral and LSC Corp. (as successors in interest to Old Loral), Holdings (as successor in interest to Old Holdings) and the Strategic Participants, as amended by Amendment No. 1, dated as of November 10, 1992 (such Operational Agreement as so amended the "Operational Agreement"); and

            WHEREAS, the parties contemplate entering into a "Security Control Agreement" and "Visitation Procedures Agreement" with the United
States Department of Defense.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:


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            "Aerospatiale" shall have the meaning set forth in the Preamble.

            "Affected Permitted Transferee" of any Person shall mean (i) a Transferee who, at the time any SS/L Shares were Transferred to it, was a Permitted Transferee of such Person and who thereafter ceased to be a Permitted Transferee of such Person, and also shall mean (ii) a Transferee who has acquired any SS/L Shares through a chain of Transfers, each of which was made to a transferor's Permitted Transferee, through which SS/L Shares have moved from such Person to that Transferee.

            "Affected SP" shall have the meaning set forth in Section 6.1(b).

            "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Alcatel" shall have the meaning set forth in the Preamble.

            "Alliance Policy" shall have the meaning set forth in Section
6.3(a).

            "Annual Budgets" shall mean the annual budgets that the Loral Entities cause SS/L management to develop in order to implement the Strategic Plan.

            "Blocked Matter" shall have the meaning set forth in Section 3.3.

            "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

            "Business Opportunity" shall have the meaning set forth in
Section 2.2.

            "Cause" shall have the meaning set forth in Section 3.1(c).

            "Change of Control" with respect to a party hereto shall mean the occurrence of one or more of the following events after the date hereof: (i) a Person or group (as that term is used in Section l3(d)(3) of the Exchange Act) of Persons that does not Control such party as of the date hereof (or is not Controlled by a Person that Controls such party as of the date hereof) shall have become the beneficial owner or have control over the voting of securities of such party (or any Permitted Transferee which has acquired SS/L Shares from a Loral Entity pursuant to the terms of this Agreement), representing a majority of the combined voting power of the outstanding securities of such party (or such Permitted Transferee), ordinarily having the right to vote in the election of directors, or (ii) directors representing a Person or group (as so defined) of Persons that does not Control such party as of the date hereof (or is not Controlled by a Person that Controls such party as of the date hereof) shall constitute a majority of the Board of Directors of such party (or such Permitted Transferee), or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of such party (or such Permitted Transferee), to any Person or group (as so defined) of Persons that does not Control such party as of the date hereof (or is not Controlled by a Person


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that Controls such party as of the date hereof), or (iv) the shareholders of such party (or such Permitted Transferee), shall approve any plan or proposal for the liquidation or dissolution of such party (or such Permitted Transferee); provided that a Privatization or Public Offering of shares of a Strategic Participant or its direct or indirect parent company shall not constitute a Change of Control of such Strategic Participant.

            "Change of Control Notice" shall have the meaning set forth in
Section 5.3(b).

            "Change of Control Transfer" shall have the meaning set forth in
Section 5.3(a).

            "Charter Documents" shall mean the Certificate of Incorporation and By-laws of SS/L attached hereto as Schedules 7.1(a)(i) and 7.1(a)(ii), respectively.

            "Classified Information" shall have the meaning set forth in
Section 6.2(b).

            "Combined" shall have the meaning set forth in Section 2.2(a).

            "Common Stock" shall have the meaning set forth in the first
Recital.

            "Control" shall mean (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person whether through the ownership of voting securities, by contract or otherwise, including such power being obtained through one or more steps in connection with a corporate restructuring.

            "Convertible Preferred Security" shall have the meaning set forth in the definition of the term "Nominal Value" herein.

            "DASA" shall have the meaning set forth in the second Recital.

            "Direct Exchange" shall have the meaning set forth in Section
5.4(a).

            "DoD" shall mean the United States Department of Defense.

            "Election Notice" shall have the meaning set forth in Section
5.4(b).

            "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agreement" shall have the meaning set forth in the seventh Recital.

            "Exchange Closing Date" shall have the meaning set forth in
Section 5.4(h).

            "Exchange Notice" shall have the meaning set forth in Section
5.4(b).

            "Exchange Option" shall have the meaning set forth in Section
5.4(a).


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            "Fair Market Value" shall mean the per share fair market value of
SS/L's Common Stock based on a valuation of SS/L and its Subsidiaries as if SS/L and its Subsidiaries were to be sold in their entirety to a purchaser to whom SS/L has long term strategic value with a reasonable amount of time to negotiate and consummate such sale.

            "Finmeccanica" shall have the meaning set forth in the Preamble.

            "Floor Reimbursement Amount" shall have the meaning set forth in
Section 3.3(c).

            "FOCI" shall have the meaning set forth in Section 6.1(a).

            "Holdings" shall have the meaning set forth in the Preamble.

            "Holdings Nominees" shall have the meaning set forth in Section 3.1(a).

            "ICC" shall have the meaning set forth in Section 9.1(a).

            "Indirect Exchange" shall have the meaning set forth in Section 5.4(a).

            "LAC" shall have the meaning set forth in the second Recital.

            "Lockheed Martin" shall mean Lockheed Martin Corporation, a Maryland corporation, and each of its Subsidiaries and Affiliates.

            "Loral" shall have the meaning set forth in the Preamble.

            "Loral Change of Control" shall have the meaning set forth in
Section 5.3(a).

            "Loral Common Stock" shall mean Common Stock, par value $.01 per share, of Loral.

            "Loral Entities" shall have the meaning set forth in the Preamble.

            "Loral Exchange Agreement Securities" shall mean the Loral securities which Aerospatiale or Alcatel each received pursuant to the Exchange Agreement and Finmeccanica received pursuant to the Transaction Agreement, any Loral securities into which the foregoing Loral securities are converted or for which they are exchanged, and any Loral securities resulting from or received with respect to the foregoing securities as a result of any capital splits, combinations, stock dividends, capital distributions or similar capital adjustments. Any Loral securities that a Strategic Participant may hold which are of the same class or series as, and are in addition to, Loral Exchange Agreement Securities shall not be "Loral Exchange Agreement Securities."

            "Loral Qualified Affiliate" shall mean an Affiliate of Loral in which none of the minority investors who, individually, own more than 20% of such Affiliate, provide products or services that substantially compete with products or services provided by a Strategic Participant.


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            "Loral/Lockheed Martin Transaction" shall have the meaning set forth in the third Recital.

            "LSC Corp." shall have the meaning set forth in the Preamble.

            "Management Liaison Committee" shall have the meaning set forth in Section 4.2.

            "MOD" shall mean the French Ministry of Defense.

            "MOD Approval" shall have the meaning set forth in Section 5.3(k).

            "1996 Term Sheet" shall have the meaning set forth in the fourth Recital.

            "Net Proceeds" shall have the meaning set forth in Section 5.4(d).

            "Nominal Value" shall have the meaning given to it in the Exchange Agreement. The Nominal Value for each Convertible Preferred Security, with respect to Finmeccanica, shall be $50.6563, which Nominal Value shall not be amended without the consent of Finmeccanica.

            "Notices" shall have the meaning set forth in Section 9.7.

            "NYSE" shall mean the New York Stock Exchange.

            "Offer Price" shall have the meaning set forth in Section 5.3(c).

            "Old Holdings" shall have the meaning set forth in the first
Recital.

            "Old Loral" shall have the meaning set forth in the first Recital.

            "Operational Agreement" shall have the meaning set forth in the ninth Recital.

            "Other Investment Bank" shall have the meaning set forth in
Section 5.3(d).

            "Outstanding SS/L Shares" shall have the meaning set forth in
Section 5.3(b).

            "Participant Investment Bank" shall have the meaning set forth in
Section 5.3(d).

            "Permitted Sale Period" shall have the meaning set forth in
Section 5.3(g).

            "Permitted Transferee" shall mean, in the case of any party hereto, any Subsidiary of which such party holds, directly or indirectly, 80% or more of the voting power, or any corporation of which such party is such an 80% or greater Subsidiary.

            "Person" shall mean an individual or a corporation, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


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            "Privatization" shall mean the direct or indirect transfer or sale by instrumentalities of the Republic of France or Republic of Italy through one or more related transactions of equity or voting interests of a Strategic Participant or of a company that directly or indirectly owns or controls a Strategic Participant, in which a Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons does not acquire Control of such Strategic Participant.

            "Prorated Excess Value" shall have the meaning set forth in
Section 5.4(e).

            "Public Offering" shall mean, with respect to any Person, any underwritten public offering of equity securities of such Person pursuant to an effective registration statement under the Securities Act or any other applicable law, in which a Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons does not acquire Control of such Strategic Participant.

            "Purchase Closing Date" shall have the meaning set forth in
Section 5.3(k).

            "Purchase Notice" shall have the meaning set forth in Section
5.3(e).

            "Purchase Option" shall have the meaning set forth in Section
5.3(e).

            "Qualified Third Party" shall mean a Third Party whose status as a stockholder of SS/L would not place SS/L's facility clearance in jeopardy under applicable DoD security rules and regulations as determined by the Defense Investigative Service.

            "Reimbursement Amount" shall have the meaning set forth in
Section 3.3(b).

            "Remaining Loral Securities" shall mean the Loral Exchange Agreement Securities that a Strategic Participant shall hold at any given time.

            "Remaining Portion" shall have the meaning set forth in Section 5.4(c).

            "Restated Stockholders Agreement" shall mean a "Restated Stockholders Agreement" for SS/L, in substantially the form of Schedule I.A..

            "Scope of Business" shall have the meaning set forth in Section
2.1.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Second Purchase Notice" shall have the meaning set forth in
Section 5.3(e).

            "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Securities Laws" shall have the meaning set forth in Section
3.3(a).


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            "Security Control Agreement" shall have the meaning set forth in the final Recital.

            "Sole Dissenter" shall have the meaning set forth in Section
3.3(a).

            "Space Systems" shall mean all civil, scientific and military satellites, other spacecraft (including, without limitation, satellites with integrated upper stage launchers, space station hardware and planetary mission hardware but excluding other launchers, space planes and manned transfer and manned reentry vehicles), all subsystems thereof, and all other related hardware, software and services (including ground control services and related hardware and software) for space communications, military, surveillance and remote sensing applications, meteorology/environmental, earth observation, scientific research and other space mission applications, but not including telecommunications users' earth stations.

            "SP Nominee" shall have the meaning set forth in Section 3.1(a).

            "SP U.S. Assignee" shall mean a Qualified Third Party organized in the United States which is designated by the Strategic Participants to purchase interests which such Strategic Participant is entitled to purchase under Section
5.3 of this Agreement, provided that such Qualified Third Party shall have agreed in writing, effective upon consummation of such purchase, to be bound by this Agreement, and such agreement shall have been delivered and be otherwise reasonably satisfactory for such purpose to Holdings.

            "SS/L Eligible Programs" shall have the meaning set forth in the Operational Agreement.

            "SS/L Shares" shall have the meaning set forth in the first
Recital.

            "Stockholders Agreement" shall have the meaning set forth in second Recital.

            "Strategic Participant" shall mean (i) Aerospatiale, Alcatel and Finmeccanica until such time as such Person's rights as a Strategic Participant terminate pursuant to Section 8.1, and also shall mean (ii) any successor or assignee of a Strategic Participant who shall become a Strategic Participant pursuant to Section 5.3 or 9.5 and until such time as such successor's or assignee's rights as a Strategic Participant terminate pursuant to Section 8.1.

            "Strategic Plan" shall mean the 1997 Space Systems/Loral Strategic Plan in effect on the date hereof, as it may be amended from time to time pursuant to Section 3.2(b)(ix).

            "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority (or such other percentage as may be expressly stated herein) of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.


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            "Technology" shall mean written and oral information, drawings and documents in which SS/L or the Strategic Participants have rights of ownership, which is directly related to the design, engineering, development, manufacture, test, delivery, use, control, operation or maintenance of Space Systems, or which advances the state of the art of Space Systems, but not including general scientific, mathematical or engineering principles.

            "Third Party" shall mean any prospective purchaser of SS/L Shares that is not a Permitted Transferee of Loral.

            "Third Party Transfer" shall have the meaning set forth in
Section 5.2(b).

            "Transaction Agreement" shall have the meaning set forth in the sixth Recital.

            "Transfer" shall mean any transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition of ownership of, or Control over, an item or right.

            "Transferee" shall mean a Person to whom or to which a Transfer is made.

            All references to "this Agreement," and the words "herein," "hereunder," "hereof," "hereinafter" and words of similar import, when used herein shall mean and refer to this Alliance Agreement, as from time to time amended.


                                   ARTICLE II

                            SCOPE OF BUSINESS OF SS/L

            Section 2.1 Scope of Business. SS/L shall engage in the design, development, manufacture, sale and launch of Space Systems and the operation thereof to the extent such operation occurs in connection with launch services and before turnover of a Space System to a customer. SS/L shall not engage in any business outside the scope of business set forth in the preceding sentence (the "Scope of Business") without the unanimous written consent of the Strategic Participants (except that this prohibition shall not prevent SS/L from purchasing other products or services and reselling them to customers as part of a contract to supply Space Systems). Nothing contained in this Section 2.1 shall be deemed to prohibit SS/L from engaging in ordinary business activities incidental to the conduct of its principal business or from taking any action contemplated by the Strategic Plan, including activities authorized by the Annual Budget of SS/L or any action incidental thereto.

            Section 2.2 Additional Satellite Businesses. (a) Loral and its Affiliates (other than SS/L) shall not acquire, develop, conduct or pursue any business opportunities within the Scope of Business of SS/L set forth in the first sentence of Section 2.1 (each, a "Business Opportunity"), unless the Business Opportunity is Combined (as defined below) with SS/L. For the purposes of this Section 2.2 a Business Opportunity shall be "Combined" with SS/L if it is both controlled and owned by SS/L, which, by way of example, would include merger into SS/L or acquisition by SS/L, in either case with the result that the interests acquired by Loral or its


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Affiliates through pursuit of such Business Opportunity are owned and controlled by SS/L. Any Business Opportunity Combined with SS/L pursuant to the immediately preceding sentence shall be subject to the direction and control of the SS/L Board of Directors.

            (b) This Section 2.2 shall not be construed to prohibit, constrain or limit the pursuit or development by Loral or any of its Affiliates of any business with respect to the design, engineering, development, manufacture, test, delivery, use, control, operation, maintenance or sale of any device, instrument, component, machine, program or service that is used or applied generally in the defense or electronics business, notwithstanding the similar use or application of such device, instrument, component, machine or program in any space-related business.

            Section 2.3 No Limitations on Strategic Participants. Except as expressly set forth herein or in the Operational Agreement, nothing contained herein shall be construed to prohibit, constrain or limit in any way any business activity of any of the Strategic Participants.


                                   ARTICLE III

                               GOVERNANCE OF SS/L

            Section 3.1 SS/L Board of Directors. (a) The number of members of the SS/L Board of Directors shall be equal to the sum of (i) at least four plus
(ii) the number of Strategic Participants at any time. Holdings shall be entitled, but not required, to nominate four members (the "Holdings Nominees") to the SS/L Board of Directors. Each Strategic Participant shall be entitled, but not required, to nominate one member (each person so nominated an "SP Nominee") to the SS/L Board of Directors. The SS/L Board of Directors shall meet at least two (2) times in each year.

            (b)(i) Loral and Holdings shall vote all of their respective SS/L Shares at any regular or special meeting of the stockholders of SS/L called for the purpose of filling positions on the SS/L Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take all actions otherwise necessary, to ensure the election to the SS/L Board of Directors of each of the SP Nominees as described herein.

                  (ii) SS/L, Loral and Holdings shall call, or cause the appropriate officers and directors of SS/L to call, a special meeting of stockholders of SS/L and to vote all of the SS/L Shares owned or held of record by Loral and Holdings for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any SP Nominee if the Strategic Participant that had nominated such SP Nominee requests such director's removal for any reason. The applicable Strategic Participant shall have the right to designate a new SP Nominee in the event any SP Nominee shall be removed or shall vacate his directorship for any reason.

            (c) Except as provided in Section 3.1(b)(ii) hereof, each of Loral and Holdings hereby agrees that, at any time that it is then entitled to vote for the election or removal


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of directors, it will not vote to remove any SP Nominee unless such removal shall be at the request of the Strategic Participant that nominated such director, provided that if a majority of the Holdings Nominees determines that any SP Nominee has engaged in conduct that warrants the removal of such SP Nominee for Cause, then the Strategic Participant that had appointed such SP Nominee shall request that such SP Nominee be removed from the SS/L Board of Directors and Loral and Holdings may each vote its SS/L Shares to remove such director. In addition, if a majority of the SP Nominees determines that any Holdings Nominee has engaged in conduct that warrants the removal of such Holdings Nominee for Cause, then Holdings shall remove such Holdings Nominee from the SS/L Board of Directors. For the purposes of this Section 3.1(c), "Cause" shall mean the willful engaging by a director in conduct which is demonstrably and materially injurious to SS/L (other than in the exercise of such director's voting rights as a member of the SS/L Board of Directors), or the director's conviction of any crime constituting a felony.

            (d) No party shall, without the consent of Holdings or the applicable Strategic Participant, as the case may be, take any action that under the Charter Documents or this Agreement requires the approval of at least one Holdings Nominee or SP Nominee, as the case may be, if the only Holdings Nominees or SP Nominees, as the case may be, approving such action are Persons whose removal from the SS/L Board of Directors has been requested by Holdings or the applicable Strategic Participant, as the case may be, pursuant to this Agreement at or prior to the time of such action. Each of the parties hereto further covenants that it will use reasonable efforts to prevent any action from being taken by the SS/L Board of Directors during the pendency of any vacancy due to death, resignation, or removal of a director, unless the party entitled to have a person nominated by it elected to fill such vacancy shall have failed, for a period of ten (10) days after notice of such vacancy, to nominate a replacement; provided that the provisions of this sentence shall not apply in circumstances in which action must be taken by the SS/L Board of Directors to protect the best interests of SS/L.

            (e) The initial Holdings Nominees and SP Nominees are listed on
Schedule 3.1(e) to the Agreement.

            (f) Each of the Loral Entities agrees that it will cause the SS/L Board of Directors not to delegate the right to take or approve any action to the Executive Committee or any other committee of the SS/L Board of Directors unless such delegation shall have received the prior, written approval (which may be by facsimile) of each of the Strategic Participants.

            Section 3.2 Actions by SS/L Board of Directors. (a) So long as any SP Nominees have been designated pursuant to this Agreement, neither SS/L nor any Subsidiary of SS/L shall take any action regarding the matters set forth in
Section 3.2(b) below, unless such matters are duly approved by the SS/L Board of Directors.

            (b) Approval of the matters set forth below by the SS/L Board of Directors shall require a majority of a quorum of the SS/L Board of Directors and: (Y) at any time when there are three (3) SP Nominees, the approval of at least two (2) SP Nominees, and (Z) at any time when there are two (2) SP Nominees, at least one (1) SP Nominee; it being understood that


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for purposes of this Section 3.2(b), an SP Nominee's abstention or failure to vote at a duly convened meeting of the SS/L Board of Directors shall be deemed approval:

                  (i) any issuance or sale of its capital stock or of securities convertible into, exchangeable for or otherwise granting the right to acquire its capital stock (including options, warrants and other rights) to any person other than Loral or a person who is and remains a Subsidiary of Loral;

                  (ii) any appointment as the chief executive officer, president, chief operating officer or executive vice president of SS/L of an individual who has not, as of the time of such appointment, served as a senior officer of SS/L for at least two years immediately preceding such appointment;

                  (iii) the granting of (A) an exclusive license or (B) a nonexclusive license outside the ordinary course of business, to a third party (other than Loral and Loral Qualified Affiliates) of any Technology related to the business of SS/L;

                  (iv) if the amount of participation as a team member or subcontractor in connection with SS/L Eligible Programs undertaken after the date of this Agreement awarded to date by SS/L to the Strategic Participants is less than the minimum amount contemplated by Section 2.2(c)(i) of the Operational Agreement (as such target participation is amended or modified from time to time as contemplated thereby), any contract or agreement with a third party (other than Loral and its Affiliates) for the purchase of products or services that a Strategic Participant is able to provide on competitive terms and is in the business of providing;

                  (v) any technology-related agreements with Lockheed Martin other than as described in paragraph (xviii) of this Section 3.2(b);

                  (vi) any new agreements with Lockheed Martin, other than under the immediately preceding clause, that involve payment of more than $100,000 in cash or equivalent services; and the provision by SS/L or Loral to Lockheed Martin of any confidential SS/L information, provided that no such approval is required for SS/L to renew agreements between SS/L and Lockheed Martin Tactical Systems, Inc. (formerly known as Loral Corporation) or its subsidiaries, that were properly authorized and in effect on April 23, 1996, each of which is identified in Schedule 3.2(b)(vi) hereto;

                  (vii) any (A) acquisition or disposition of (x) a controlling interest in, or a majority of the voting stock or equity of, any corporation or other entity or (y) any other assets not in the ordinary course of business of SS/L the aggregate fair market value of which is greater than $500,000 in the case of any acquisition or $5,000,000 in the case of a disposition or (B) disposition of a line of business;

                  (viii) entering into a new line of business or developing a new product that varies materially from the lines of business set forth in the Strategic Plan, provided such new line of business or new product is within the Scope of Business of SS/L set forth in Section 2.1 of this Agreement;

                  (ix) the adoption of, or material amendment to, the Strategic Plan;

                  (x) the taking of any corporate action for the (A) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within SS/L's discretion, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or of any substantial part of its property or (D) making by it of a general assignment for the benefit of creditors;

                  (xi) any conveyance, sale, lease, assignment, contribution to a joint venture, transfer or other disposition of all or substantially all of its property, business or assets (including, without limitation, inventory, receivables and leasehold interests), whether now owned or hereafter acquired;

                  (xii) any merger, consolidation, recapitalization or other reorganization with or into any other Person;

                  (xiii) any contract with a third party, other than Loral or its Affiliates, constituting (A) a teaming arrangement, other than teaming arrangements with local contracting parties necessary or desirable, in the judgment of the senior management of SS/L, to secure any contract or promote any bid in a country other than the United States, France and Italy, (B) a general agreement for strategic purposes or (C) any other agreements material to the business, operations or financial condition of SS/L out of the ordinary course of business of SS/L;

                  (xiv) the election or appointment to the SS/L Board of Directors of any Person who is a representative of any third party;

                  (xv) elimination of, or reductions in, elements of SS/L's operations that would materially and adversely affect SS/L's operation as a satellite prime contractor;

                  (xvi) any material amendment to or modification of or waiver of, any material right under any agreement or instrument with respect to which approval under the provisions of this Section 3.2(b) was previously required;

                  (xvii) initiation of a litigation, arbitration or other proceeding (except for proceedings between SS/L and a Strategic Participant) involving more than (A) $5,000,000 or (B) $3,000,000 if such litigation, arbitration or other proceeding is against, or names as an adverse party, a significant customer of any Strategic Participant other than an agency or instrumentality of the U.S. government;

                  (xviii) any agreement providing for SS/L to provide any technology or intellectual property rights to Lockheed Martin;

                  (xix) any amendment to the By-laws or the Certificate of Incorporation of SS/L.

            Section 3.3 Blocked Matters.(a) Notwithstanding Section 3.2 above, in the event that any matter referred in paragraphs (vii) through (xix), inclusive, of Section 3.2(b) above, is approved over the opposition of one (1) SP Nominee (such matter a "Blocked Matter"; the Strategic Participant that designated that SP Nominee the "Sole Dissenter"), then SS/L may proceed with the implementation and consummation of the Blocked Matter, provided that

                  (i) If within thirty (30) days after the date on which the Blocked Matter is approved: (A) the Sole Dissenter, at its discretion, sells all of its then Remaining Loral Securities in the principal market where such Remaining Loral Securities are traded, and (B) to the extent Remaining Loral Securities may not be sold on the market without registration under the U.S. Securities Act of 1933, as amended and applicable state securities laws ("Securities Laws"), the Sole Dissenter exercises its right to require Loral to register the sale of any of its then Remaining Loral Securities pursuant to the Securities Laws and then sells such Remaining Loral Securities promptly after the effectiveness of such registration, then, promptly following any such sale, Loral shall pay such Sole Dissenter any "Reimbursement Amount" that may be due; or

                  (ii) If (A) the Sole Dissenter does not sell all its then Remaining Loral Securities pursuant to Section 3.3(a)(i), and (B) during the period from the thirty-first (31st) through the ninetieth (90th) day after the date on which the Blocked Matter is approved such Sole Dissenter, at its discretion, sells all of its then Remaining Loral Securities in the principal market where such Remaining Loral Securities are traded, then, promptly following any such sale Loral shall pay such Sole Dissenter any "Floor Reimbursement Amount" that may be due.

            (b) For purposes of this Section 3.3 and Section 6.1, "Reimbursement Amount" shall mean, with respect to a sale of all of a Strategic Participant's then Remaining Loral Securities, the product of multiplying (i) the amount by which the net proceeds per share of such sale or sales, after payment of all reasonable expenses, fees and commissions related thereto, are less than the higher of (X) the applicable Nominal Values of such Remaining Loral Securities held by the applicable Strategic Participant or (Y) the average of the high and low trading prices of Loral Common Stock and the Convertible Preferred Securities, as applicable, on the principal market where such securities are traded for the five trading days immediately preceding the date on which the Sole Dissenter voted against approval of a Blocked Matter (or, in applying
Section 6.1, for the five trading days immediately preceding the Strategic Participant's written objection pursuant to Clause 6.1(b)(i)(Z)); by (ii) the number of such Remaining Loral Securities.

            (c) For purposes of this Section 3.3, "Floor Reimbursement Amount" shall mean, with respect to a sale of all of a Strategic Participant's then Remaining Loral Securities, the product of multiplying (i) the amount by which the net proceeds per share of such sale or sales, after payment of all reasonable expenses, fees and commissions related thereto, are less than the lower of (X) the average of the high and low trading prices of Loral Common Stock and Convertible Preferred Securities, as applicable, on the principal market where such securities are traded for each of the five trading days immediately preceding the date on which the Sole Dissenter voted against approval of a Blocked Matter, or (Y) the average of the high and low trading prices of Loral Common Stock and Convertible Preferred Securities, as applicable, on each trading day during the thirty (30) days after the date on which the Blocked Matter is approved; by (ii) the number of such Remaining Loral Securities.

            (d) The dollar amounts set forth in the preceding Clause 3.3(b)(X) will be adjusted accordingly to reflect the effect of conversions, exchanges, splits, combinations, stock dividends, capital distributions and similar capital adjustments. Any Reimbursement Amount or Floor Reimbursement Amount shall be payable in the form of (A) cash or (B) at Loral's election, shares of Loral Common Stock which upon sale on the NYSE would provide the Strategic Participant Net Proceeds at least equal to the Reimbursement Amount or Floor Reimbursement Amount.

            Section 3.4 Appointment of Officers.(a) The Chairman/Chief Executive Officer, Vice Chairman, President/Chief Operating Officer and Executive Vice President of SS/L shall be nominated by Holdings and approved by a majority of the SS/L Board of Directors (subject to Section 3.2(b)(ii)). From and after the date hereof, the individuals listed on Schedule 3.4(a) hereto shall hold the offices set forth opposite their respective names until their resignation or removal therefrom.

            (b) If so requested by at least two (2) Strategic Participants, Holdings shall instruct the Holdings Nominees to vote for the removal of any officer of SS/L (A) if such officer shall intentionally take any action that such officer knows is inconsistent with the terms of this Agreement or (B) for Cause (as defined in Section 3.1(c)).


                                   ARTICLE IV

                               MANAGEMENT OF SS/L

            Section 4.1 Strategic Plan. (a) Strategic Plan. The Strategic Plan will be amended and updated from time to time as provided herein and will be implemented by the management of SS/L through SS/L's annual budgets. The Loral Entities each agree to cause the management of SS/L to develop annual budgets ("Annual Budgets") which are designed to implement the Strategic Plan and to manage SS/L in a manner which is consistent with the Strategic Plan.

            (b) Procedures. The President/Chief Operating Officer of SS/L, with the advice and assistance of the Management Liaison Committee, will prepare an amended and updated Strategic Plan each year, and will submit a preliminary version of such amended and updated plan to the SS/L Board of Directors on or before February 15 of each year. Any such amended and updated Strategic Plan shall not become effective unless and until it has been approved and adopted by the SS/L Board of Directors in accordance with the provisions of Section 3.2(b)(ix). If, upon the advice and with the counsel of the Management Liaison Committee, the President/Chief Operating Officer of SS/L deems it appropriate at any time to amend the Strategic Plan more frequently than as provided for in the preceding sentence, he may at any time recommend such amendments to the SS/L Board of Directors for its consideration.

            (c) Contents. The Strategic Plan as amended from time to time will, insofar as practicable, be of the same scope and level of detail as the Strategic Plan approved by the SS/L Board of Directors in April 1996, as amended in June 1996.

            Section 4.2 Management Liaison Committee. (a) Membership. Loral and each of the Strategic Participants will each appoint one member to a Management Liaison Committee of SS/L. Any party appointing a member of the Management Liaison Committee may change its appointee at any time and from time to time as it, in its sole discretion, deems appropriate, by notification to the President/Chief Operating Officer of SS/L.

            (b) Location/Expenses. SS/L will provide, at its expense, reasonable office, secretarial and other support facilities at the principal offices of SS/L in Palo Alto for each such member and will reimburse each such member for reasonable travel expenses incurred in connection with travel on assignments requested by the President/Chief Operating Officer of SS/L (which, without limitation, will not be deemed to include any travel to or from the United States and the country of incorporation of the appointing party or travel requested by or for the benefit of the appointing party). All other expenses associated with such member, including without limitation, salary, benefits and relocation expenses, will be borne by the party appointing such member.

            (c) Meetings. The members of the Management Liaison Committee will meet twice a month with the President/Chief Operating Officer of SS/L, and such members of his staff as the President/Chief Operating Officer may from time to time deem appropriate, to discuss all matters affecting SS/L which are of significance at the time, and any other SS/L matters which the President/Chief Operating Officer of SS/L or any member deems appropriate. The President/Chief Operating Officer of SS/L will preside at each meeting. Minutes will be kept of each meeting, copies of which will be circulated to the members promptly after the meeting and submitted for their approval at the subsequent meeting. A copy of the draft minutes and a copy of the approved minutes shall be submitted promptly to the Chairman of the Defense Security Committee (as defined in the Security Control Agreement).

            (d) Functions/Responsibilities. Except as otherwise specifically provided herein, the principal function of the Management Liaison Committee will be to advise and assist the President/Chief Operating Officer of SS/L and the Managing Directors of the Strategic Participants in developing and carrying out the Strategic Plan and to facilitate the working relationships between SS/L and the Strategic Participants on all joint issues (programs, research and development, quality, facilities, senior management personnel, etc.).

            (e) Access to Information. SS/L shall at all times comply in all respects with all U.S. Government security requirements and export control laws. To the extent permitted by such requirements and subject to all other governmental laws, regulations and contractual restrictions, (a) Loral will cause SS/L to give each member of the Management Liaison Committee access to all pertinent information, records, facilities and personnel of SS/L, including but not limited to, SS/L's regular, monthly management meetings, financial data regarding program and company performance and information regarding the status of SS/L's material activities in pursuing new businesses and developing new ventures, and (b) SS/L will ensure that each such member is fully and regularly informed on a current basis of the ongoing programs and of the elements of the SS/L operations relevant to the implementation of the Strategic Plan. SS/L will use reasonable efforts to obtain waivers or consents consistent with applicable U.S. laws and regulations under any agreements with third parties that restrict the Strategic Participants' access to information otherwise available to them under this Section 4.2(e).


                                    ARTICLE V

                   RESTRICTIONS ON TRANSFER OF CONTROL OF SS/L

            Section 5.1 Transfers in Accordance with this Agreement. Each of Loral and Holdings shall not, directly or indirectly, Transfer, in one or a series of transactions, any SS/L Shares, permit SS/L to issue any Common Stock or change or otherwise directly or indirectly Transfer Control over SS/L, except as expressly permitted by this Agreement.

            Section 5.2 Permitted Transfers. (a) Loral or Holdings may Transfer any SS/L Shares then owned by it, and Holdings may permit SS/L to issue SS/L Shares, to Loral or to a Permitted Transferee of Loral provided that Loral or Holdings, as the case may be, shall give each Strategic Participant prior written notice of such Transfer or issuance. After giving effect to such Transfer or issuance, any SS/L Shares owned by such Permitted Transferee shall be deemed to be owned by Loral for purposes of this Agreement for so long as such Transferee remains a Permitted Transferee of Loral while holding SS/L Shares.

            (b) Holdings may Transfer SS/L Shares to a Third Party provided such Transfer does not cause a Change of Control of SS/L to occur ("Third Party Transfer"), and provided further that Holdings shall give each Strategic Participant written notice describing such Third Party Transfer promptly after agreeing to the Third Party Transfer and in any event no later than ten (10) days before such Third Party Transfer is consummated.

            (c) Notwithstanding Sections 5.2(a) and 5.2(b), above, no Transfer or issuance of SS/L Shares shall be effective unless (i) the transferee or subscriber that is not a party to this Agreement shall have executed and delivered to SS/L and each Strategic Participant, as a condition precedent to such Transfer or issuance, an instrument or instruments reasonably satisfactory to the Strategic Participants, confirming that the Transferee or subscriber agrees to assume the obligations of Holdings under this Agreement, and (ii) the Transferee or subscriber is a Qualified Third Party.

            (d) Any subsequent Transfer of SS/L Shares acquired by (i) a Third Party Transferee, or (ii) a Permitted Transferee or Affected Permitted Transferee of Loral, shall be subject to the provisions of this Section 5.2 in the same manner as though such SS/L Shares were owned by Holdings, for which purposes all references to Holdings in this Section 5.2 (other than in Section 5.2(f) below)) shall also be deemed to refer to such Third Party Transferee, Permitted Transferee or Affected Permitted Transferee.

            (e) Any Transfer of SS/L Shares owned by Loral shall be subject to the restrictions set forth in this Section 5.2 with respect to the Transfer of SS/L Shares owned by Holdings, for which purposes all references to Holdings therein shall be deemed also to refer to Loral.

            (f) If Holdings should cease to own more than 50% of the outstanding voting Common Stock of SS/L, Holdings shall lose all rights hereunder as Holdings (including without limitation the right pursuant to this Agreement to designate members of the SS/L Board of Directors). Promptly following such event, at Loral's request, every party hereto shall vote for, and otherwise use its reasonable best efforts to cause the certificate of incorporation of SS/L to be amended to provide for, cumulative voting for the election of directors (as such procedure is described in Section 214 of the General Corporation Law of the State of Delaware).

            Section 5.3 Purchase Options of Strategic Participants. (a) Except pursuant to and in accordance with this Section 5.3, (i) none of the Loral Entities may, directly or indirectly, through one or a series of transactions, conduct, permit or suffer to exist a Change of Control over SS/L (which, for the avoidance of doubt, would include a Change of Control of any of the Loral Entities or any Loral Permitted Transferee that holds SS/L Shares) (any such Change of Control being a "Loral Change of Control"), and (ii) Holdings may not Transfer SS/L Shares if such Transfer would cause a Change of Control of SS/L (such Transfer a "Change of Control Transfer").

            (b) Prior to any Loral Change of Control or Change of Control Transfer, Loral shall give written notice to each of the Strategic Participants (such notice the "Change of Control Notice") setting forth (i) that a Loral Change of Control or a Change of Control Transfer will occur; (ii) if a Loral Change of Control will occur, the circumstances and relevant facts of such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization of the relevant Loral Entity or Loral Permitted Transferee, as the case may be, after giving effect to such Loral Change of Control, provided that if such information is unavailable at the time of delivery of such Change of Control Notice, Loral shall provide such information to each Strategic Participant as promptly as practicable after such information becomes available; (iii) all the stockholders of SS/L, the number of SS/L Shares owned by each stockholder of SS/L, and the aggregate number of SS/L Shares then issued and outstanding (all such shares the "Outstanding SS/L Shares").

            (c) The Change of Control Notice for a Loral Change of Control shall offer to sell the Outstanding SS/L Shares to the Strategic Participants for a cash price per share equal to the then Fair Market Value of SS/L as determined in good faith by the SS/L Board of Directors subject to adjustment pursuant to Section 5.3(d). The Change of Control Notice for a Change of Control Transfer, shall offer to sell SS/L to the Strategic Participants for a cash price set forth in such notice equal to the price per share at which the Outstanding SS/L Shares are being offered for sale (such cash price or the Fair Market Value, as the case may be, the "Offer Price"). The Change of Control Notice shall constitute an irrevocable offer by each of Holdings, Loral, the Loral Permitted Transferees, Loral Affected Permitted Transferees and Third Party Transferees set forth as SS/L stockholders in the Change of Control Notice, to sell their respective SS/L Shares to each of the Strategic Participants, pro rata, at the Offer Price, subject to adjustment pursuant to Section 5.3(d).

            (d) If any Strategic Participant is unwilling to accept the Fair Market Value determined by the SS/L Board of Directors, then such Strategic Participant shall select an internationally recognized investment bank (the "Participant Investment Bank") within seven (7) days of receiving the Change of Control Notice containing the proposed Fair Market Value, and the Participant Investment Bank shall make a determination of the Fair Market Value. If Loral and any of the affected Strategic Participants are unable to agree upon the Fair Market Value within 20 days after the Participant Investment Bank delivers its Fair Market Value determination, Loral and such Strategic Participants shall within 10 days select another internationally recognized investment bank (the "Other Investment Bank"), which shall make its determination of the Fair Market Value. In such event, the Fair Market Value shall be the average of the three determinations, disregarding any determination that is more than 20% larger or smaller than the determination that is between the highest and the lowest determinations. SS/L shall cooperate with all such investment banks in connection with the determination of Fair Market Value and shall give the selected investment banks access to the books, records and personnel of SS/L and its Subsidiaries (including all historical and projected financial and operating information reasonably necessary to determine Fair Market Value), and SS/L shall pay all fees and expenses of such investment banks incurred in connection with the determination of Fair Market Value.

            (e) Within thirty (30) Business Days of receipt of the Change of Control Notice (or within thirty (30) Business Days following final determination of Fair Market Value pursuant to Section 5.3(d)), each of the Strategic Participants may elect to purchase ("Purchase Option"), on a pro rata basis, the Outstanding SS/L Shares at the Offer Price and on the terms and conditions set out in the Change of Control Notice by delivery of a notice (a "Purchase Notice") to Loral, with copies to SS/L and the other Strategic Participants, stating that such Strategic Participant elects to purchase its pro rata portion of the Outstanding SS/L Shares at the Offer Price and on the terms and conditions set out in the Change of Control Notice. Each Strategic Participant shall be entitled to purchase its "pro rata" portion of the Outstanding SS/L Shares, which shall be computed by multiplying the number of Outstanding SS/L Shares by the fraction, the numerator of which is the number of shares of Loral Common Stock (including the number of such shares receivable upon conversion of any Convertible Preferred Securities) comprising the then Remaining Loral Securities of such Strategic Participant and the denominator of which is the number of all shares of Loral Common Stock comprising such Remaining Loral Securities of the Strategic Participants as a group. Any Outstanding SS/L Shares not covered by a Purchase Notice may be purchased by the other Strategic Participants on the terms and conditions set out in this Section 5.3(e). Notice to exercise this right (the "Second Purchase Notice") must be given within ten (10) Business Days after the expiration of the thirty (30)-day period referred to above. Delivery of a Purchase Notice or a Second Purchase Notice shall constitute a contract between each of Holdings, Loral, Loral Permitted Transferees, Loral Affected Permitted Transferees and Third Party Transferees set forth as SS/L stockholders in the Change of Control Notice, on the one hand, and such Strategic Participant, on the other, for the sale and purchase of the applicable portion of the Outstanding SS/L Shares at the Offer Price and upon the other applicable terms and conditions set forth in the Change of Control Notice.

            (f) The rights of each Strategic Participant under this Section 5.3:
(i) are conditioned upon the purchase of all (and not less than all) of the Outstanding SS/L Shares by one or more Strategic Participants pursuant to the aforementioned procedures and (ii) may be assigned in whole or in part to one or more SP U.S. Assignees in which case all references to Strategic Participants in
Section 5.3 shall be deemed also to refer to such SP U.S. Assignee.

            (g) If the Strategic Participants fail to deliver Purchase or Second Purchase Notices with respect to all of the Outstanding SS/L Shares specified in the Change of Control Notice as provided in Section 5.3(e), then Loral, LSC Corp., Holdings or the Loral Permitted Transferee, as the case may be, may, within one (1) year (such period the "Permitted Sale Period") following the expiration of the deadlines for delivery of such notices set forth in Section 5.3(e), complete the Loral Change of Control or the Change of Control Transfer, as the case may be, described in the Change of Control Notice; provided that (a) the per share price of any SS/L Shares Transferred in connection with such Change of Control Transfer is at least 95% of the Offer Price and (b) the terms and conditions applicable to such Change of Control Transfer are similar in all material respects to the terms and conditions set forth in the Change of Control Notice; provided further that the Strategic Participants shall have the opportunity to exercise the rights set forth in Section 5.4, as a condition precedent to consummation of such Loral Change of Control or such Change of Control Transfer.

            (h) If the Strategic Participants do not purchase the Outstanding SS/L Shares as provided in Section 5.3(e) and the Loral Change of Control or the Change of Control Transfer does not occur as set forth in Section 5.3(b), the Purchase Option procedures set forth in Sections 5.3(b), 5.3(c), 5.3(d) and 5.3(e) shall again apply in connection with any subsequent Loral Change of Control or Change of Control Transfer.

            (i) Any SS/L Shares acquired by a Permitted Transferee or Affected Permitted Transferee of Loral, shall be subject to the provisions of this
Section 5.3 in the same manner as though such SS/L Shares were owned by Holdings, for which purposes all references to Holdings in this Section 5.3 shall also be deemed to refer to such Permitted Transferee or Affected Permitted Transferee.

            (j) Any Transfer of SS/L Shares owned by Loral shall be subject to the restrictions set forth in this Section 5.3 with respect to the Transfer of SS/L Shares owned by Holdings, for which purposes all references to Holdings therein shall be deemed also to refer to Loral.

            (k) The Purchase Notices delivered by Strategic Participants shall designate a closing date (the "Purchase Closing Date") which (i) if delivered in connection with a Loral Change of Control Transfer, shall not be more than ten
(10) Business Days after the later of (A) the last Purchase or Second Purchase Notice delivered by a Strategic Participant or (B) the expiration of all regulatory holding periods (including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the obtaining of all governmental approvals, if any, applicable to such purchase or
(ii) if delivered in connection with a Loral Change of Control, shall be the later of (A) the time of closing of the transactions causing the Loral Change of Control and (B) the expiration of all regulatory holding periods (including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the obtaining of all governmental approvals, if any, applicable to such purchase, including, with respect to Aerospatiale, the approval of the MOD required pursuant to Decret No.53-707 of 9 August 1953, modified by Decret No. 78-173 of 16 February 1978 (such approval, the "MOD Approval"). The closing shall be held at 10:00 a.m., local time on the Purchase Closing Date at the principal office of Loral, or at such other time or place as the parties to such transaction mutually agree.

            (l) On the Purchase Closing Date, each of Holdings, Loral, Loral Permitted Transferees, Loral Affected Permitted Transferees and Third Party Transferees set forth as SS/L stockholders in the Change of Control Notice shall, with respect to the SS/L Shares each owns, deliver (i) certificates appropriately endorsed and representing the SS/L Shares being sold, free and clear of any lien, claim or encumbrance and (ii) such other documents including, without limitation, executed stock powers and evidence of ownership and authority, as the purchasers may reasonably request. The purchase price shall be paid by wire transfer of immediately available U.S. funds (or such other currency as the parties thereto may agree) no later than 2:00 p.m. on the Purchase Closing Date.

            Section 5.4 Exchange Options of Strategic Participants. (a) Subject to Section 5.3, prior to a Loral Change of Control or Change of Control Transfer, each Strategic Participant shall have the option ("Exchange Option") to elect either (i) to transfer to Loral its then Remaining Loral Securities and, in exchange therefor, Loral shall transfer SS/L Shares to such Strategic Participant (the "Direct Exchange"), or, at Loral's direction (ii) to sell its then Remaining Loral Securities on the principal market where such Remaining Loral Securities are traded and to use the Net Proceeds from such sale to purchase SS/L Shares from Loral (the "Indirect Exchange"), provided that no Direct Exchange or Indirect Exchange may occur unless Strategic Participants holding at least a majority in Nominal Value of all the then Remaining Loral Securities elect to exercise their Exchange Options.

            (b) The Strategic Participants may elect to exercise their rights under this Section 5.4 by delivery of a notice ("Exchange Notice") to Loral within thirty (30) days after receiving the Change of Control Notice for such Loral Change of Control or Change of Control Transfer, provided that if within this thirty (30) day period a Strategic Participant (i) determines in good faith that it needs additional time to decide whether to exercise the Exchange Option and (ii) notifies Loral accordingly, then, such Strategic Participant shall have an additional fifteen (15) days following the thirty (30) day period to exercise the Exchange Option. During such period, Loral shall provide the Strategic Participants such additional information relating to such Loral Change of Control or Change of Control Transfer not already provided pursuant to Section 5.3(b) as any Strategic Participant may reasonably request. A Strategic Participant may, at its election, condition exercise of its Exchange Option on consummation of such Loral Change of Control or Change of Control Transfer, such election to be set forth in the Exchange Notice. Within five (5) Business Days after a Strategic Participant delivers an Exchange Notice to Loral, Loral shall deliver a written notice ("Election Notice") to such Strategic Participant electing either a Direct Exchange or Indirect Exchange, provided that if Loral does not deliver such notice within the five (5)-day period described above, Loral shall be deemed to have elected a Direct Exchange.

            (c)   For purposes of a Direct Exchange:

                  (i) the per share value of the portion of such Remaining Loral Securities consisting of Loral Common Stock would be equal to the average of the high and low prices of Loral Common Stock on the NYSE for the five
      (5) trading days immediately preceding the date of delivery of the Exchange Notice by such Strategic Participant;

                  (ii) the per share value of the portion of such Remaining Loral Securities consisting of Convertible Preferred Securities would be equal to the average of the high and low trading prices (or, if applicable, the high and low bid and asked prices) of such securities on their principal trading markets for the five (5) trading days immediately preceding the date of delivery of the Exchange Notice by such Strategic Participant;

                  (iii) the per share value of any portion of such Remaining Loral Securities not described in paragraphs (i) or (ii) above (the "Remaining Portion") would be equal to the average of the high and low prices or bid and asked prices, as the case may be, of such Remaining Portion as quoted on the principal market where such securities are traded for the five (5) trading days immediately preceding the date of delivery of the Exchange Notice by such Strategic Participant; and

                  (iv) the per share value of SS/L Shares would be equal to the Offer Price or, as applicable, the Fair Market Value as adjusted pursuant to Section 5.3(d).

            (d) If a Strategic Participant exercises its Exchange Option and Loral elects the Indirect Exchange pursuant to Section 5.4(b), such Strategic Participant shall, within five (5) Business Days following receipt of the Election Notice, sell its then Remaining Loral Securities on the principal market where such Remaining Loral Securities are traded, provided that, to the extent any such Remaining Loral Securities may not be sold on the market without registration under Securities Laws, Loral shall register the sale of such Remaining Loral Securities under the Securities Law promptly after delivery of the Election Notice and the Strategic Participant shall sell such Remaining Loral Securities promptly after the effectiveness of such registration. Such Strategic Participant shall use the net proceeds from the sale of its then Remaining Loral Securities pursuant to this Section 5.4(d) (after payment of all expenses in connection therewith, including fees, commissions and capital gain or income taxes, if any) (the "Net Proceeds") to purchase from Loral, and Loral shall be obligated to sell to such Strategic Participant, the same number of SS/L Shares that the Strategic Participant would have obtained in a Direct Exchange.

            (e) If Direct Exchanges or Indirect Exchanges would cause the participating Strategic Participants to receive in the aggregate a number of SS/L Shares that exceed 49% of the SS/L Shares that would be outstanding following such Direct Exchanges or Indirect Exchanges, each such Strategic Participant shall, at its election, either (i) withhold from its Direct Exchange or Indirect Exchange, as the case may be, the portion of its then Remaining Loral Securities having a value equivalent to such Strategic Participant's pro rata share of the value of the SS/L Shares that would cause the Strategic Participants to exceed 49% ownership of SS/L Shares (such pro rata share the "Prorated Excess Value"), or (ii) receive, in lieu of the SS/L Shares that would be issued for Remaining Loral Securities having the Prorated Excess Value, shares of non-voting stock of SS/L equivalent in value to the Prorated Excess Value.

            (f) Immediately upon the closing of transactions contemplated by exercise of Exchange Options pursuant to Section 5.4, (i) the Strategic Participants participating in the Exchange, Loral Entities, Loral Permitted Transferees that hold any SS/L Shares, any successor or Transferee of any Loral Entity or Loral Permitted Transferee of SS/L Shares following the Change of Control of SS/L, and SS/L shall thereupon become parties to the Restated Stockholders Agreement, which would control, to the exclusion of any other agreements or arrangements not therein contemplated, the governance of SS/L,
(ii) each such Strategic Participant shall accept the rights and assume the obligations of Strategic Participants under the Restated Stockholders Agreement subject to Section 5.4(g) below, (iii) in the event of a Loral Change of Control, the Loral Entities or their respective successors, as the case may be, or in the event of a Change of Control Transfer the Transferee of the Change of Control Transfer shall succeed to the rights and assume the obligations of the Loral Entities under the Restated Stockholders Agreement, and (iv) any Affiliate of such successor or Transferee that conducts activities within SS/L's "Scope of Business" as defined in the Restated Stockholders Agreement shall be substituted for Lockheed Martin for purposes of the rights of the Strategic Participants under the Restated Stockholders Agreement.

            (g) A Strategic Participant that reacquires SS/L Shares pursuant to exercise of an Exchange Option shall have the rights and obligations of such Strategic Participant under the Restated Stockholders Agreement even if the SS/L Shares acquired by such Strategic Participant represent less than the minimum percentage ownership of SS/L Shares required to maintain Strategic Participant rights under the Restated Stockholders Agreement, provided that if a Strategic Participant's percentage ownership of SS/L Shares at the time it reacquires SS/L Shares is less than such minimum percentage ownership level, the Strategic Participant thereafter shall lose the rights and obligations of a Strategic Participant under the Restated Stockholders Agreement if upon subsequently Transferring any of its SS/L Shares such Strategic Participant's percentage ownership of SS/L Shares falls below such minimum percentage ownership level.

            (h) The closing date (the "Exchange Closing Date") shall occur, unless the parties thereto shall otherwise agree, on the tenth (10) Business Day after the later of (i) the date the last Exchange Notice is given by a Strategic Participant, (ii) if any exercise of an Exchange Option is conditioned on consummation of the Loral Change of Control or Change of Control Transfer, the date of such consummation,
(iii) if any Indirect Exchanges are elected by Loral, the date the applicable Strategic Participants complete sales of Remaining Loral Securities pursuant to
Section 5.4(d), and (iv) the expiration of all regulatory holding periods (including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the obtaining of all governmental approvals, if any, applicable to such exchange (including, with respect to Aerospatiale, MOD Approval). The closing shall be held at 10:00 a.m., local time on the Exchange Closing Date at the principal office of Loral, or at such other time or place as the parties to such transaction mutually agree.

            (i) On the Exchange Closing Date, (i) for purposes of a Direct Exchange, the Strategic Participants shall deliver certificates representing the Remaining Loral Securities appropriately endorsed and representing the stock or obligations being sold, free and clear of any lien, claim or encumbrance, (ii) Loral and Holdings or their respective successors shall deliver certificates representing their respective SS/L Shares being exchanged appropriately endorsed and representing the stock or obligation being sold, free and clear of any lien, claim or encumbrance, and (iii) the parties shall deliver such other documents including, without limitation, executed stock powers and evidence of ownership and authority, as the other parties may reasonably request. Any Net Proceeds payable to Loral by a Strategic Participant or other payable amounts shall be paid by wire transfer of immediately available U.S. funds (or such other currency as the parties thereto may agree) no later than 2:00 p.m. on the Exchange Closing Date.

            (j) Loral and each of the Loral Entities shall cause the completion of any Direct Exchanges or Indirect Exchanges pursuant to this Section 5.4 to be conditions precedent to any Change of Control Transfer or consummation of the portion of any Loral Change of Control that affects SS/L.


                                   ARTICLE VI

                ADDITIONAL RIGHTS AND OBLIGATIONS OF THE PARTIES

            Section 6.1 Regulatory Compliance.(a) The parties hereto and DoD have entered into the Security Control Agreement, providing, inter alia, for certain measures to negate foreign ownership, control or influence ("FOCI") over SS/L, as provided in Section 2-205(a) of the Industrial Security Regulations.

            (b) If (i) a change of law requires SS/L or any Strategic Participant to adopt any measures (X) in addition to those contemplated by the Security Control Agreement, (Y) that have a material adverse effect on (aa) the business or operations of such Strategic Participant or (bb) the rights of such Strategic Participant under this Agreement and (Z) to which such Strategic Participant objects in writing within ninety (90) days of receipt of notice from SS/L specifying the measures to be adopted (such Strategic Participant an "Affected SP"), and (ii) within ninety (90) days after receipt by the Affected SP of such notice from SS/L, the Affected SP sells its then

Remaining Loral Securities in the principal market where such Remaining Loral Securities are traded, and to the extent Remaining Loral Securities cannot be sold on the market without registration under the U.S. Securities Act of 1933, as amended and Securities Laws, the Affected SP exercises its right to require Loral to register the sale of any then Remaining Loral Securities pursuant to the Securities Laws and then sells such Remaining Loral Securities promptly after the effectiveness of such registration, then, promptly following any such sale, Loral shall pay such Affected SP any Reimbursement Amount that may be due.

            Section 6.2 U.S. Government Contracts; National Security Matters.
(a) For so long as Holdings continues to own a majority of the voting Common Stock of SS/L, the Holdings Nominees shall constitute a majority of the SS/L Board of Directors and shall have the authority to approve, on behalf of the SS/L Board of Directors, in the name and on behalf of SS/L, all matters affecting the operations and conduct of the business of SS/L, except as expressly set forth in Section 3.2. All Holdings Nominees shall be citizens of the United States.

            (b) Without limitation of the foregoing Section 6.2(a), the Holdings Nominees shall have sole responsibility, on behalf of the SS/L Board of Directors of SS/L, for supervision, implementation and execution in the name and on behalf of SS/L of the following matters, notwithstanding anything to the contrary contained in Section 3.2 or in other provisions of this Agreement:

                  (i) the performance of work involving Classified Information (as defined below) by SS/L under all contracts and agreements;

                  (ii) the conduct of any research programs by SS/L to the extent that any Classified Information is utilized or produced therefrom;

                  (iii) the implementation of all resolutions by the SS/L Board of Directors required by the Security Control Agreement; and

                  (iv) all other United States national security policy matters and matters affecting the safeguarding of Classified Information and technical data under United States export control laws.

                  For the purposes of this Section 6.2(b), "Classified Information" shall mean information or material that is (i) owned by, produced by or for, or under the control of the United States Government, (ii) determined under Executive Order 12356 or other relevant orders to require protection against unauthorized disclosure and (iii) so designated.

            Section 6.3 Performance of SS/L Obligations. (a) Loral shall cause SS/L to perform SS/L's obligations under this Agreement and under the Operational Agreement. Each of Loral and SS/L hereby represents and warrants that SS/L has adopted a written policy currently in effect, regarding "SS/L Policy on Alliance With European Partners" (the "Alliance Policy"), a complete and accurate copy of which has been delivered to each of the Strategic Participants on the date of "Closing" under the Exchange Agreement. SS/L covenants to implement and enforce, and each of the Loral Entities agrees to cause SS/L to implement and enforce, the Alliance Policy in a reasonable fashion. The Alliance Policy and its effectiveness shall not be modified without the written consent of the Strategic Participants.

            (b) SS/L covenants that it will act, and each of the Loral Entities agrees to cause SS/L to act, in accordance with its Charter Documents. Loral and Holdings shall vote all of their respective SS/L Shares at any regular or special meeting of stockholders of SS/L or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (i) that the Charter Documents of SS/L do not, at any time, conflict with the provisions of this Agreement and (ii) that, unless an amendment is approved by the SS/L Board of Directors, the Charter Documents of SS/L continue to be in effect in the form attached hereto as Schedules 7.1(a)(i) and 7.1(a)(ii).

            Section 6.4 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, any written information regarding the bidding or pricing of work and other competitive matters, or any other proprietary information, relating to SS/L or a Strategic Participant will be disclosed hereunder only to those employees of any party hereto having a need to know such information for purposes of performing their duties under and engaging in activities contemplated by this Agreement and the Operational Agreement, including performance of their duties as members of the Management Liaison Committee or Research and Development Committee contemplated by the Operational Agreement, and such information shall not be used for any other purpose. All such information shall be returned to the applicable party by each of the other parties hereto (or destroyed with no copies retained) upon termination of this Agreement with respect to (i) all parties hereto or (ii) a Strategic Participant in accordance with Section 8.1, and no party shall make any use whatsoever of such information after it shall have ceased to be a party hereto.

            Section 6.5 Government Approval of Information Access. SS/L shall use its reasonable best efforts to apply for and obtain in a timely manner all government consents, approvals, licenses or other authorizations that may be required (i) in order for employees or other representatives of any party hereto that is a non-US Person to have access to all non-classified information in the possession of SS/L and its Subsidiaries that such employees or representatives require in order to perform their duties as directors of SS/L or members of the Management Liaison Committee or Research and Development Committee as contemplated in the Operational Agreement or (ii) in order that a Transfer of SS/L Shares to a Qualified Third Party may be made in accordance with the terms and conditions of this Agreement.

            Section 6.6 Merger of SS/L. If SS/L is merged into or consolidated with Loral or any of its Affiliates, Loral shall cause the by-laws of the surviving or resulting entity to be amended so that the rights of the Strategic Participants hereunder with respect to SS/L are maintained with respect to such surviving or resulting entity.

            Section 6.7 New Ventures. Loral shall cause each of the Strategic Participants to be provided a meaningful opportunity to participate in all new business ventures created or materially developed by SS/L and controlled by Loral or a Loral Affiliate. Loral shall provide each Strategic Participant relevant information regarding such opportunity, and will cause the

Strategic Participants to be offered the same rights and benefits that are offered to comparable investors that invest in the first round of financing for such ventures.


                                   ARTICLE VII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 7.1 Loral, Holdings and SS/L. (a) Each of the Loral Entities and SS/L hereby represents and warrants to each of the Strategic Participants as of the date of this Agreement as follows:

                  (i) Schedule 7.1(a)(i) is a complete and accurate copy of the Certificate of Incorporation of SS/L in effect as of the date hereof;

                  (ii) Schedule 7.1(a)(ii) is a complete and accurate copy of the By-laws of SS/L in effect as of the date hereof;

                  (iii) the list of individuals serving as members of the SS/L Board of Directors and individuals serving as officers of SS/L contained in Schedule 7.1(a)(iii) is complete, accurate and current as of the date hereof; and

                  (iv) the list of stockholders of SS/L and the corresponding number and kind of shares of SS/L stock held by each such stockholder contained in Schedule 7.1(a)(iv) is complete, accurate and current as of the date hereof.

            (b) Each of the Loral Entities hereby represents, warrants and covenants to each of the Strategic Participants that: (i) the respective rights of the Strategic Participants hereunder with respect to SS/L (including but not limited to rights relating to the governance of SS/L set forth in Article III) are exclusive, and (ii) no third party has been or shall be afforded any such rights or similar rights without the written consent of each of the Strategic Participants.


                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 Termination (a) This Agreement shall terminate (i) upon mutual agreement by the parties hereto; (ii) with respect to any Strategic Participant, after such Strategic Participant shall have sold or otherwise disposed of, or shall have agreed to sell or otherwise dispose of, to a third party other than a Permitted Transferee of such Strategic Participant (except as expressly permitted herein) Loral Exchange Agreement Securities having an aggregate Nominal Value of greater than $17,200,000; (iii) with respect to any Strategic Participant, upon termination of the Operational Agreement with respect to such Strategic Participant, whether pursuant to its terms or otherwise; (iv) upon the effectiveness of the Restated Stockholders Agreement following a Direct Exchange or an Indirect Exchange, in accordance with Section 5.4(f); or (v) if the Strategic Participants do not (A) purchase the Outstanding SS/L Shares as provided in Section 5.3(e) or (B) exercise the rights in Section 5.4(b), upon the closing of the Loral Change of Control or the Loral Change of Control Transfer. Hypothetical examples illustrating the intended operation of clause (ii) of this Section 8.1(a) are contained in Exhibit M to the Exchange Agreement, a complete and accurate copy of which exhibit has been delivered to Finmeccanica on or prior to the date hereof.

            (b) Each Strategic Participant shall notify the other parties hereto in writing of any sale of, or agreement to sell, any Loral Exchange Agreement Securities no later than two (2) days following such sale or agreement.

            (c) Sections 6.4 and 9.1 shall survive any termination of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1 Arbitration. (a) Any claim or controversy arising between any of the Loral Entities or SS/L, on the one hand, and the Strategic Participants, on the other hand, under this Agreement shall be finally decided by arbitration. Any party hereto may invoke arbitration under this Section 9.1 by notice to others and the filing of such notice with the International Chamber of Commerce (the "ICC"), Geneva, Switzerland. Any party shall have the right within thirty (30) days after receiving notice under this Agreement from any other party (or from joinder of a new party to the arbitration) to be joined as a party in any arbitration initiated hereunder between the other parties hereto or to join as a party in the arbitration one or more other parties hereto. Any party joined in arbitration shall have the right within thirty (30) days from such joinder to join in its turn any other party hereto not yet a party to the arbitration. All joinders shall be effected by notice given to all parties in accordance with this Agreement.

            (b) Arbitration shall be held in Geneva, Switzerland under the auspices of the ICC pursuant to the Commercial Arbitration Rules of the ICC and before one arbitrator selected by the ICC; provided that any party to the arbitration may require that the arbitration be held before three arbitrators selected by the ICC.

            (c) Each party shall submit its case in writing to the arbitrators within one (1) month of the selection of the arbitration panel. The language of the arbitration shall be English. The arbitrators are empowered to determine questions both of fact and of law, but shall to the maximum extent possible construe this Agreement strictly in accordance with its terms and conditions and the purposes and intents evinced thereby. Any applicable statute of limitations shall be a defense against any claim, dispute or other matter in any arbitration hereunder. The scope and method of discovery shall be determined by the arbitrators. Whether a hearing shall be held or additional evidence accepted, and the rules governing any such hearing, shall be in the sole discretion of the arbitrators, subject to the ICC rules as they construe them. All decisions of the arbitrators shall be by majority vote. The arbitrators shall make their decision in writing at the earliest convenient date. The costs of arbitration, including the fees of the arbitrators, shall be in the discretion of the arbitrators, who may direct to and by whom and in what manner these costs or any part thereof shall be paid.

            (d) To the maximum extent permitted by law, the decision of the arbitration tribunal shall be final and binding on the parties to this Agreement and not subject to appeal. If a party against whom the arbitration tribunal renders an award fails to abide by such award, the other party may bring an action to enforce the same in a court of competent jurisdiction.

            Section 9.2 No Inconsistent Agreements. Each of SS/L and the Loral Entities shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, (i) enter into any agreement with respect to its securities or take any action which is inconsistent with the rights granted to the Strategic Participants in this Agreement, or (ii) make any change, amendment, alteration or modification to its corporate charter or bylaws (except, in the case of SS/L, changes permitted by this Agreement) or enter into any other agreement, which would adversely affect the rights of a Strategic Participant under this Agreement or the Operational Agreement. Each of SS/L and the Loral Entities represents and warrants to each Strategic Participant that it has not, and their respective Subsidiaries and Affiliates have not, prior to the date hereof entered into any such agreement or taken any such action.

            Section 9.3 LSC Corp. and Holdings and SS/L Agreements. Loral shall cause LSC Corp., Holdings and any Permitted Transferee of Loral that holds SS/L Shares duly to perform their respective obligations under this Agreement.

            Section 9.4 Recapitalization, Exchanges, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any SS/L Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the SS/L Shares or any other change in capital structure of SS/L, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "SS/L Shares," as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.

            Section 9.5 Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by SS/L or any of the Loral Entities without the written consent of the Strategic Participants and (ii) the rights and obligations of a Strategic Participant under this Agreement may be assigned only to a Permitted Transferee of such Strategic Participant or as otherwise expressly permitted herein. No third party shall acquire the rights of a Strategic Participant hereunder unless such third party shall also become a party to, and agrees to be bound by, this Agreement, and the Operational Agreement with the prior written consent of the other parties thereto.

            (b) Notwithstanding Sections 8.1(a) and 9.5(a) above, if (i) two (2) or more Strategic Participants should transfer to another entity ownership of their business operations involving the design, development, manufacture, sale and launch of Space Systems and the operation thereof to the extent such operation occurs in connection with launch services and before turnover of a Space System to a customer, or should combine such operations, and (ii) such other entity or the surviving or combined entity, as the case may be,: (Y) is owned or controlled, directly or indirectly, by Aerospatiale, Alcatel Alsthom, Alcatel NV or Finmeccanica, and (Z) directly or indirectly holds all the then Remaining Loral Securities previously held by the constituent Strategic Participants, then such other entity or surviving or combined entity, as the case may be, shall continue to have all the rights, and be subject to all the obligations, of each of the constituent Strategic Participants as if such transfer of ownership or combination of operations had not occurred.

            (c) Promptly following any Change of Control (other than as may be described in Section 9.5(b) or Section 9.5(d)) or any agreement for such Change of Control, over a Strategic Participant (or a Permitted Transferee of such Strategic Participant's rights hereunder), such Strategic Participant (or such Permitted Transferee) shall provide notice to the other parties hereto containing the information required in a Change of Control Notice. This Agreement shall terminate with respect to that Strategic Participant (or its Permitted Transferee) following such Change of Control if any two (2) of Loral and the unaffected Strategic Participants believe that the Person which gains Control over that Strategic Participant (or its Permitted Transferee) and the other parties hereto have significant competing interests.

            (d) Notwithstanding anything to the contrary herein, a Person that Controls a Strategic Participant may transfer the ownership or assets (including the Remaining Loral Securities) of such Strategic Participant to or among companies that such Person Controls without such Strategic Participant losing any of its rights and obligations hereunder as a Strategic Participant.

            Section 9.6 No Waivers; Amendments. (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto except that the consent of a party hereto shall not be required if the rights or obligations of such party hereunder are not adversely affected by such amendment, modification or supplement.

            (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

            Section 9.7 Notices. All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a private courier service of international standing and recognition with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

            To Aerospatiale:  Aerospatiale SNI
                              59, Route de Verneuil BP 96
                              78133 Les Mureaux Cedex
                              France
                              Attn.: M. Michel Delaye
                                     Mme. Claude Dubreuil, Esq.
                              Fax:   011-331-34-74-95-33
                                     011-331-34-74-95-33

                              and

                              Aerospatiale SNI
                              c/o Management Liaison Committee
                              Space Systems/Loral, Inc.
                              3825 Fabian Way
                              M.S.E 49
                              Palo Alto, CA  94303-4697
                              Attn.  M. Gerard Barkats
                              Fax: (415) 842-7389

            with a copy (which shall not constitute notice) to:

                              Hogan & Hartson L.L.P.
                              Columbia Square
                              555 13th Street, N.W.
                              Washington, D.C. 20004-1109
                              Attn: Mark E. Mazo, Esq.
                              Fax: 202/637-5910

            To Alcatel:       Alcatel Espace
                              5, rue Noel Pons
                              92737 Nanterre Cedex
                              France
                              Attn.: M. Pierre de Bayser
                                     Arlette Lefeuvre, Esq.
                              Fax:   011-331-46-52-64-60

            with a copy (which shall not constitute notice) to:

                              Alcatel Telecom
                              33, Rue Emeriau
                              75015 Paris Cedex
                              France
                              Attn.: Marc Jany, Esq.
                              Fax: 011-331-40-58-59-31

                              and

                              Hogan & Hartson L.L.P.
                              Columbia Square
                              555 13th Street, N.W.
                              Washington, D.C. 20004-1109
                              Attn.: Mark E. Mazo, Esq.
                              Fax: 202/637-5910

            To Finmeccanica:  Finmeccanica S.p.A.
                              Via Saccomuro, 24
                              00131 Roma
                              Italy
                              Attn.:  Alfredo Beolchini
                                        Stefania Barbieri, Esq.
                              Fax:  011-39-6-4368-4196

                              and

                              Finmeccanica
                              c/o Management Liaison Committee
                              Space Systems/Loral, Inc.
                              3825 Fabian Way
                              M.S.E 49
                              Palo Alto, CA  94303-4697
                              Attn.: Luciano Saccani
                              Fax: (408) 863-0604
            with a copy (which shall not constitute notice) to:

                              Coudert Brothers
                              1114 Avenue of the Americas
                              New York, New York 10036
                              Attn.:  Christopher Wells, Esq.
                              Fax: (212) 626-4120


            To Loral, LSC Corp.,
            Holdings,
            or SS/L:          Loral Space & Communications Ltd.
                              600 Third Avenue
                              New York, New York 10016
                              Attn.: Mr. Michael B. Targoff
                              President and Chief Operating Officer
                              Fax: 212/682-9805

            with a copy (which shall not constitute notice) to:

                              Loral Space & Communications Ltd.
                              600 Third Avenue
                              New York, NY 10016
                              Attn: Eric Zahler, Esq.
                              Avi Katz, Esq.
                              Fax: 212/338-5350

                              and

                              Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                              New York, New York 10022
                              Attn.: Bruce Kraus, Esq.
                              Fax:  212/821-8111

            Section 9.8 Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection at the principal office of SS/L by any party hereto and by the cognizant security authorities of DoD.

            Section 9.9 Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the rights and obligations of SS/L, on the one hand, and the other parties hereto, on the other hand. All other matters concerning the interpretation and construction of this Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York.

            Section 9.10 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section 9.11 Entire Agreement. This Agreement, together with the Exchange Agreement and the agreements and amendments executed as conditions to closing under the Exchange Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof (including without limitation the Term Sheet dated 21 February 1997, among Loral, SS/L, Aerospatiale and Alcatel and the Term Sheet dated 20 February 1997, between Loral, SS/L and Finmeccanica).

            Section 9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            Section 9.13 Several Liability of Strategic Participants. The obligations of the Strategic Participants hereunder are several and not joint, and nothing in this Agreement shall be construed to impose on any Strategic Participant any liability for any action or failure to act of any other Strategic Participant.

            Section 9.14 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

            Section 9.15 Required Approvals. If approval of this Agreement or any of the transactions contemplated hereby shall be required by any governmental or supra-governmental agency or instrumentality or is considered to be necessary or advisable to all the parties hereto, all parties hereto shall use their best efforts to obtain such approval. If any required approval is not obtained or it becomes clear that such approval will not be granted, any party shall immediately give the other parties hereto notice and the parties hereto shall promptly meet and negotiate in good faith to modify their respective obligations as necessary.

            Section 9.16 Consistency. (a) In the event of a conflict between this Agreement and the Certificate of Incorporation or By-laws of SS/L, the terms and provisions of this Agreement shall govern.

            (b) In the event of a conflict between this Agreement and the Security Control Agreement, the terms and provisions of the Security Control Agreement shall govern.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                 LORAL SPACE & COMMUNICATIONS LTD.


                                 By:   /s/ Michael B. Targoff
                                      ---------------------------------------
                                      Title: President and Chief Operating
                                                Officer


                                 LORAL SPACE & COMMUNICATIONS CORPORATION


                                 By:   /s/ Michael B. Targoff
                                      ---------------------------------------
                                      Title: President


                                 LORAL SPACECOM CORPORATION


                                 By:   /s/ Michael B. Targoff
                                      ---------------------------------------
                                      Title: President


                                 SPACE SYSTEMS/LORAL, INC.


                                 By:   /s/ Michael B. Targoff
                                      ---------------------------------------
                                      Title: Senior Executive Vice President


                                AEROSPATIALE SNI


                                 By:  /s/ Michel Delaye
                                      ---------------------------------------
                                      Title: Le Directeur, Aerospatiale
                                                Espace & Defense


                                 ALCATEL ESPACE


                                 By:  /s/ Jean Claude Husson
                                      ---------------------------------------
                                      Title: President and CEO

                                FINMECCANICA S.p.A.


                                By:  /s/Giuseppe Viriglio
                                      ---------------------------------------
                                      Title:      Head, Space Division